Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enhabit, Inc. on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barbara A. Jacobsmeyer, President and Chief Executive Officer of Enhabit, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Enhabit, Inc.

Date:	November 14, 2022
		By:	/s/ BARBARA A. JACOBSMEYER
Barbara A. Jacobsmeyer
President and Chief Executive Officer

A signed original of this written statement has been provided to Enhabit, Inc. and will be retained by Enhabit, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  This written statement shall not, except to the extent required by the 2002 Act, be deemed filed by Enhabit, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Enhabit, Inc. specifically incorporates it by reference.